Exhibit 99.1

HOST HOTELS & RESORTS, INC. REPORTS RESULTS OF OPERATIONS FOR THE FOURTH QUARTER AND FULL YEAR 2008

BETHESDA, MD; February 18, 2009 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the fourth quarter and for the full year ended December 31, 2008.

•	Total revenue decreased $157 million, or 8.7%, to $1,647 million for the fourth quarter and decreased $123 million, or 2.3%, to $5,288 million for full year 2008.

•

Net income decreased $172 million to $122 million and net income from continuing operations decreased $146 million to $122 million for the fourth quarter. For the full year 2008, net income decreased $300 million to $427 million and net income from continuing operations decreased $144 million to $402 million compared to 2007. Earnings per diluted share decreased $.35 to $.19 for the fourth quarter and decreased $.57 to $.76 for full year 2008.

Net income in 2008 included a net gain of approximately $22 million, or $.04 per diluted share, for the full year associated with gains on hotel dispositions and a gain of over $18 million on the repurchase of its 3.25% Exchangeable Senior Debentures. The repurchase of the debentures occurred in the fourth quarter and the gain has no effect on the Company’s diluted earnings per share as the debentures are dilutive. By comparison, net income in 2007 included a net gain of approximately $24 million, or $.04 per diluted share, for the fourth quarter and $114 million, or $.21 per diluted share, for the full year associated with gains from hotel dispositions, partially offset by debt refinancing costs.

•

Funds from Operations (FFO) per diluted share decreased 29.3% from $.75 to $.53 for the fourth quarter and 8.9% from $1.91 to $1.74 for full year 2008. FFO per diluted share was reduced by $.08 for full year 2007 due to costs associated with debt repayments or refinancings, but was not affected by such costs in 2008.

The Company also announced the following results for Host Hotels & Resorts, L.P., (Host LP) through which it conducts all of its operations and, as of December 31, 2008, holds approximately 97% of the partnership interests:

•	Net income decreased $178 million to $126 million for the fourth quarter and decreased $308 million to $445 million for full year 2008.

•

Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, decreased $126 million to $414 million for the fourth quarter and decreased $156 million to $1,365 million for full year 2008.

For further detail of certain transactions affecting net income of the Company and Host LP, earnings per diluted share and FFO per diluted share, refer to the “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this press release.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR for the fourth quarter of 2008 decreased 9.4% when compared to the fourth quarter of 2007. Full year 2008 comparable hotel RevPAR decreased 2.6% when compared to full year 2007. Comparable hotel adjusted operating profit margins decreased 290 basis points and 140 basis points for the fourth quarter and full year 2008, respectively. For further detail, see “Notes to the Financial Information.”

DISPOSITIONS

The Company sold the Hyatt Regency Boston on February 17, 2009 for approximately $113 million and will record a gain of approximately $21 million on the sale in the first quarter of 2009.

BALANCE SHEET

As of December 31, 2008, the Company had approximately $508 million of cash and cash equivalents, which does not include the $113 million in proceeds from the sale of the Hyatt Regency Boston. The Company’s cash balance will generally be utilized for repayments or repurchasing of debt, capital improvements and to maintain higher than historical cash levels for working capital. During the fourth quarter, the Company drew $200 million under the revolver portion of its credit facility. The Company currently has $400 million of available capacity under its credit facility.

In the fourth quarter, the Company repurchased $100 million aggregate principal amount of its 3.25% Exchangeable Senior Debentures for approximately $82 million under its stock and equity-linked security repurchase program. The Company recorded a gain of over $18 million which has been included as a reduction to interest expense but which did not affect diluted FFO per share.

CAPITAL EXPENDITURES

The Company continued its capital expenditure program which totaled approximately $232 million and $695 million for the fourth quarter and full year 2008, respectively. These expenditures included return on investment (ROI) and repositioning projects of approximately $103 million and $321 million for the fourth quarter and full year 2008, respectively. The Company expects to spend approximately $340 million to $360 million in capital expenditures in 2009, which represents approximately one-half of the 2008 level.

EUROPEAN JOINT VENTURE

The European joint venture’s previously announced agreement to purchase six hotels in France, Germany and The Netherlands for approximately €565 million did not close because of a disagreement between the parties over the completion of certain capital improvements that were a condition to closing.

DIVIDEND

The Company intends to suspend its regular quarterly dividend on its common stock in 2009 and instead expects to declare a $.30 to $.35 per share common dividend in the fourth quarter, which may be payable either in cash or in a combination of cash and shares of common stock. The Company plans to continue paying dividends on its preferred stock.

2009 OUTLOOK

The current recession and volatility in the credit markets have created limited visibility for advance bookings for both transient and group business and, accordingly, our ability to predict operating results for 2009. Continuing the negative trends experienced in the fourth quarter, hotel operating results in January and February have weakened significantly, particularly in luxury and resort properties. In the event that comparable hotel RevPAR were to decline approximately 12% to 16% for the full year 2009, the Company would anticipate that full year 2009 operating profit margins under GAAP would decrease approximately 750 basis points to 900 basis points and its comparable hotel adjusted operating profit margins would decrease approximately 500 basis points to 580 basis points. Based upon these parameters, the Company would estimate the following would occur:

Host Hotels & Resorts, Inc.

•	loss per diluted share should be approximately $.13 to $.26;

•	net loss should be approximately $62 million to $129 million; and

•	FFO per diluted share should be approximately $.79 to $.91.

Host Hotels & Resorts, L.P.

•	net loss should be approximately $64 million to $132 million; and

•	Adjusted EBITDA should be approximately $850 million to $930 million.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper upscale hotels. The Company currently owns 116 properties with approximately 63,000 rooms, and also holds a minority interest in a joint venture that owns 11 hotels in Europe with approximately 3,500 rooms. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton® and Swissôtel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of February 17, 2009, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host and Host LP, the primary difference is approximately 3% of the partnership interests in Host LP held by outside partners as of December 31, 2008, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

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HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets
December 31, 2008 (unaudited) and December 31, 2007	7

Consolidated Statements of Operations (unaudited)
Quarter and Year-to-Date Ended December 31, 2008 and December 31, 2007	8

Earnings per Common Share	9

Comparable Hotel Operating Data
Comparable Hotels by Region and Property Type	11
Schedule of Comparable Hotel Results	13

Other Financial and Operating Data	15

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share	17

Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share	19

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations
Quarter and Year-to-Date Ended December 31, 2008 and December 31, 2007	20

Reconciliation of Net Income to EBITDA and Adjusted EBITDA	21

2009 FORECAST INFORMATION

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Full Year 2009 Forecasts	22

Schedule of Comparable Hotel Adjusted Operating Profit Margin for Full Year 2009 Forecasts	24

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2009 Forecasts	26

Notes to Financial Information	27

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(in millions, except shares and per share amounts)

	December 31,
	2008	2007
	(unaudited)
ASSETS

Property and equipment, net	$10,739	$10,588
Due from managers	65	106
Investments in affiliates	229	194
Deferred financing costs, net	47	51
Furniture, fixtures and equipment replacement fund	119	122
Other	200	198
Restricted cash	44	65
Cash and cash equivalents	508	488

Total assets	$11,951	$11,812

LIABILITIES AND STOCKHOLDERS’ EQUITY

Debt
Senior notes, including $992 million and $1,088 million, respectively, net of discount, of Exchangeable Senior Debentures	$4,019	$4,114
Mortgage debt	1,436	1,423
Credit facility, including the $210 million term loan	410	—
Other	87	88

Total debt	5,952	5,625
Accounts payable and accrued expenses	119	315
Other	183	215

Total liabilities	6,254	6,155

Interest of minority partners of Host Hotels & Resorts, L.P.	156	188
Interest of minority partners of other consolidated partnerships	24	28

Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $100 million) 50 million shares authorized; 4.0 million shares issued and outstanding shares issued and outstanding, respectively	97	97
Common stock, par value $.01, 750 million shares authorized; 525.3 million shares and 522.6 million shares issued and outstanding, respectively	5	5
Additional paid-in capital	5,709	5,673
Accumulated other comprehensive income	5	45
Deficit	(299)	(379)

Total stockholders’ equity	5,517	5,441

Total liabilities and stockholders’ equity	$11,951	$11,812

(a)	Our consolidated balance sheet as of December 31, 2008 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes there to included in our most recent Annual Report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Revenues
Rooms	$980	$1,078	$3,216	$3,293
Food and beverage	516	571	1,601	1,642
Other	112	113	353	356

Total hotel sales	1,608	1,762	5,170	5,291
Rental income	39	42	118	120

Total revenues	1,647	1,804	5,288	5,411

Expenses
Rooms	245	254	792	787
Food and beverage	373	401	1,171	1,192
Hotel departmental expenses	407	417	1,304	1,287
Management fees	74	98	247	269
Other property-level expenses	125	125	393	393
Depreciation and amortization	194	164	582	516
Corporate and other expenses	13	20	58	69
Gain on insurance settlement (b)	—	(46)	(7)	(51)

Total operating costs and expenses	1,431	1,433	4,540	4,462

Operating profit	216	371	748	949
Interest income	7	10	20	37
Interest expense	(101)	(110)	(341)	(422)
Net gains on property transactions and other	—	1	2	6
Gain on foreign currency	1	—	1	—
Minority interest expense	(2)	(11)	(21)	(32)
Equity in earnings (losses) of affiliates	(13)	6	(10)	11

Income before income taxes	108	267	399	549
Benefit (provision) for income taxes	14	1	3	(3)

Income from continuing operations	122	268	402	546
Income from discontinued operations (c)	—	26	25	181

Net income	122	294	427	727
Less: Dividends on preferred stock	(3)	(3)	(9)	(9)

Net income available to common stockholders	$119	$291	$418	$718

Basic earnings per common share:
Continuing operations	$.23	$.51	$.75	$1.03
Discontinued operations	—	.05	.05	.35

Basic earnings per common share	$.23	$.56	$.80	$1.38

Diluted earnings per common share
Continuing operations	$.19	$.49	$.71	$1.00
Discontinued operations	—	.05	.05	.33

Diluted earnings per common share	$.19	$.54	$.76	$1.33

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted.
(b)	The gain on insurance settlement reflects business interruption insurance proceeds from damages incurred from Hurricane Katrina in 2005 and excludes $2 million and $3 million of management fees and other expenses, net, for the full year 2008 and 2007, respectively, related to the proceeds.
(c)	Reflects the results of operations and gains on sale, net of the related income tax, for two properties sold in 2008 and nine properties sold in 2007.

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31, 2008			Quarter ended December 31, 2007
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income	$122	523.3	$.23	$294	522.5	$.56
Dividends on preferred stock	(3)	—	—	(3)	—	—

Basic earnings available to common stockholders (a)(b)	119	523.3	.23	291	522.5	.56
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.3	—	—	0.7	—
Assuming conversion of minority OP units issuable	—	—	—	—	1.2	(.01)
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Senior Debentures (c)	(18)	—	(.03)	—	—	—
Assuming conversion of 2004 Exchangeable Senior Debentures (c)	6	28.8	(.01)	6	30.5	(.01)

Diluted earnings available to common stockholders (a)(b)	$107	552.4	$.19	$297	554.9	$.54

	Year ended December 31, 2008			Year ended December 31, 2007
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income	$427	521.6	$.82	$727	522.1	$1.39
Dividends on preferred stock	(9)	—	(.02)	(9)	—	(.01)

Basic earnings available to common stockholders (a)(b)	418	521.6	.80	718	522.1	1.38
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.4	—	—	0.9	(.01)
Assuming conversion of minority OP units issuable	—	—	—	—	1.2	—
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Senior Debentures (c)	(18)	—	(.03)	—	—	—
Assuming conversion of 2004 Exchangeable Senior Debentures (c)	19	30.8	(.01)	19	30.5	(.04)

Diluted earnings available to common stockholders (a)(b)	$419	552.8	$.76	$737	554.7	$1.33

(a)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders, as adjusted for potentially dilutive securities by the weighted average number of shares of common stock outstanding plus potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other minority interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(b)	Our results for both periods presented were significantly affected by certain transactions. For further detail, see “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share.”
(c)

During the fourth quarter of 2008, the Company repurchased $100 million aggregate principal amount of its 2004 Exchangeable Senior Debentures for $82 million. The adjustments to dilutive earnings per common share related to the 2004 Exchangeable Senior Debentures for the full year 2008 consists of an

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

add-back of $19 million of interest expense netted with the deduction of the $18 million gain, for a net effect of $1 million. For the fourth quarter, the adjustment to diluted earnings includes the deduction of the $18 million gain as well as the add-back of $6 million of interest expense, for a net deduction to earnings of $12 million.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of December 31, 2008			Quarter ended December 31, 2008			Quarter ended December 31, 2007
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	27	15,934	$191.25	66.7%	$127.58	$199.68	72.4%	$144.65	(11.8)%
Mid-Atlantic	11	8,684	291.80	78.9	230.20	303.14	83.0	251.66	(8.5)
North Central	14	6,175	155.09	63.3	98.12	162.67	67.0	108.96	(9.9)
Florida	9	5,676	189.48	56.8	107.69	196.94	60.7	119.59	(10.0)
New England	11	5,663	179.73	67.2	120.70	192.45	75.3	144.97	(16.7)
DC Metro	13	5,666	205.26	70.3	144.35	210.79	71.5	150.69	(4.2)
South Central	8	4,358	169.55	66.2	112.30	158.73	66.0	104.75	7.2
Mountain	8	3,364	165.40	60.1	99.35	166.78	63.8	106.35	(6.6)
Atlanta	7	2,589	191.14	61.9	118.25	204.88	67.4	138.11	(14.4)
International	7	2,473	166.44	65.5	109.04	166.21	73.0	121.40	(10.2)

All Regions	115	60,582	200.99	66.9	134.45	207.90	71.4	148.36	(9.4)

	As of December 31, 2008			Year ended December 31, 2008			Year ended December 31, 2007
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Pacific	27	15,934	$198.45	73.7%	$146.16	$200.99	75.9%	$152.60	(4.2)%
Mid-Atlantic	11	8,684	266.72	79.2	211.16	260.84	82.6	215.51	(2.0)
North Central	14	6,175	152.23	65.5	99.72	153.96	69.3	106.63	(6.5)
Florida	9	5,676	211.20	69.7	147.21	209.60	69.6	145.95	0.9
New England	11	5,663	176.34	70.9	125.04	176.22	74.7	131.68	(5.0)
DC Metro	13	5,666	199.15	74.5	148.30	198.34	75.6	150.03	(1.2)
South Central	8	4,358	165.49	68.0	112.48	158.80	70.1	111.35	1.0
Mountain	8	3,364	170.73	64.6	110.35	166.75	67.9	113.22	(2.5)
Atlanta	7	2,589	190.52	65.4	124.68	197.10	68.6	135.13	(7.7)
International	7	2,473	170.63	68.1	116.22	156.37	69.3	108.30	7.3

All Regions	115	60,582	199.10	71.6	142.51	197.76	74.0	146.39	(2.6)

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Property Type (a)

	As of December 31, 2008		Quarter ended December 31, 2008			Quarter ended December 31, 2007
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	53	32,388	$224.92	70.3%	$158.08	$231.39	74.9%	$173.41	(8.8)%
Suburban	34	12,904	156.06	61.1	95.39	160.24	65.6	105.09	(9.2)
Airport	15	7,208	137.72	71.2	98.12	143.16	74.4	106.51	(7.9)
Resort/Conference	13	8,082	226.81	58.6	132.96	240.35	63.5	152.51	(12.8)
All Types	115	60,582	200.99	66.9	134.45	207.90	71.4	148.36	(9.4)

	As of December 31, 2008		Year ended December 31, 2008			Year ended December 31, 2007
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR	Percent Change in RevPAR
Urban	53	32,388	$215.42	74.1%	$159.60	$211.97	77.0%	$163.22	(2.2)%
Suburban	34	12,904	158.42	65.5	103.81	157.39	67.9	106.90	(2.9)
Airport	15	7,208	138.39	74.0	102.45	139.04	75.3	104.72	(2.2)
Resort/Conference	13	8,082	248.61	69.0	171.45	253.45	70.7	179.12	(4.3)
All Types	115	60,582	199.10	71.6	142.51	197.76	74.0	146.39	(2.6)

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended December 31,		Year ended December 31,
	2008	2007	2008	2007

Number of hotels	115	115	115	115
Number of rooms	60,582	60,582	60,582	60,582
Percent change in comparable hotel RevPAR	(9.4)%	—	(2.6)%	—
Operating profit margin under GAAP (b)	13.1%	20.6%	14.1%	17.5%
Comparable hotel adjusted operating profit margin (b)	25.5%	28.4%	26.2%	27.6%
Food and beverage profit margin under GAAP (b)	27.7%	29.8%	26.9%	27.4%
Comparable food and beverage adjusted profit margin (b)	27.2%	30.2%	26.9%	27.8%

Comparable hotel sales
Room	$946	$1,044	$3,150	$3,233
Food and beverage (c)	503	559	1,582	1,630
Other	110	112	356	358

Comparable hotel sales (d)	1,559	1,715	5,088	5,221

Comparable hotel expenses
Room	238	246	776	770
Food and beverage (e)	366	390	1,157	1,177
Other	56	62	189	197
Management fees, ground rent and other costs	502	530	1,632	1,638

Comparable hotel expenses (f)	1,162	1,228	3,754	3,782

Comparable hotel adjusted operating profit	397	487	1,334	1,439
Non-comparable hotel results, net (g)	18	12	40	35
Office buildings and select service properties, net (h)	8	10	7	9
Depreciation and amortization	(194)	(164)	(582)	(516)
Corporate and other expenses	(13)	(20)	(58)	(69)
Gain on insurance settlement	—	46	7	51

Operating profit	$216	$371	$748	$949

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP margins are calculated using amounts presented in the consolidated statement of operations. Comparable margins are calculated using amounts presented in the above table.
(c)	The reconciliation of total food and beverage sales per the consolidated statements of operations to the comparable food and beverage sales is as follows:

	Quarter ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Food and beverage sales per the consolidated statements of operations	$516	$571	$1,601	$1,642
Non-comparable food and beverage sales	(16)	(14)	(50)	(38)
Food and beverage sales for the property for which we record rental income	7	8	28	28
Adjustment for food and beverage sales for comparable hotels to reflect a 52-week fiscal year for Marriott-managed hotels	(4)	(6)	3	(2)

Comparable food and beverage sales	$503	$559	$1,582	$1,630

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Revenues per the consolidated statements of operations	$1,647	$1,804	$5,288	$5,411
Non-comparable hotel sales	(48)	(46)	(161)	(141)
Hotel sales for the property for which we record rental income, net	13	14	51	50
Rental income for office buildings and select service hotels	(33)	(36)	(91)	(92)
Adjustment for hotel sales for comparable hotels to reflect a 52-week fiscal year for Marriott-managed hotels	(20)	(21)	1	(7)

Comparable hotel sales	$1,559	$1,715	$5,088	$5,221

(e)	The reconciliation of total food and beverage expenses per the consolidated statements of operations to the comparable food and beverage expenses is as follows:

	Quarter ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Food and beverage expenses per the consolidated statements of operations	$373	$401	$1,171	$1,192
Non-comparable food and beverage expense	(10)	(11)	(35)	(31)
Food and beverage expenses for the property for which we record rental income	5	5	18	18
Adjustment for food and beverage expenses for comparable hotels to reflect a 52-week fiscal year for Marriott-managed hotels	(2)	(5)	3	(2)

Comparable food and beverage expenses	$366	$390	$1,157	$1,177

(f)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows:

	Quarter ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Operating costs and expenses per the consolidated statements of operations	$1,431	$1,433	$4,540	$4,462
Non-comparable hotel expenses	(34)	(39)	(120)	(108)
Hotel expenses for the property for which we record rental income	12	13	51	50
Rent expense for office buildings and select service hotels	(25)	(26)	(84)	(83)
Adjustment for hotel expenses for comparable hotels to reflect a 52-week fiscal year for Marriott-managed hotels	(15)	(15)	—	(5)
Depreciation and amortization	(194)	(164)	(582)	(516)
Corporate and other expenses	(13)	(20)	(58)	(69)
Gain on insurance settlement	—	46	7	51

Comparable hotel expenses	$1,162	$1,228	$3,754	$3,782

(g)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.
(h)	Represents rental income less rental expense for select service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	December 31,
	2008	2007
Equity
Common shares outstanding	525.3	522.6
Common shares and minority held common OP Units outstanding	540.4	540.9
Preferred OP Units outstanding	.02	.02
Class E Preferred shares outstanding	4.0	4.0

Security pricing
Common (a)	$7.57	$17.04
Class E Preferred (a)	$17.20	$25.05
3 1/4% Exchangeable Senior Debentures (b)	$861.51	$1,153.19
2 5/8% Exchangeable Senior Debentures (b)	$663.70	$855.44

Dividends declared per share for calendar year
Common (c)	$.65	$1.00
Class E Preferred (c)	$2.22	$2.22

Debt
Series K senior notes, with a rate of 7 1/8% due November 2013	$725	$725
Series M senior notes, with a rate of 7% due August 2012	348	347
Series O senior notes, with a rate of 6 3/8% due March 2015	650	650
Series Q senior notes, with a rate of 6 3/4% due June 2016	800	800
Series S senior notes, with a rate of 6 7/8% due November 2014	497	497
Exchangeable Senior Debentures, with a rate of 3 1/4% due April 2024 (d)	398	496
Exchangeable Senior Debentures, with a rate of 2 5/8% due April 2027	594	592
Senior notes, with rate of 10.0% due May 2012	7	7

Total senior notes	4,019	4,114
Mortgage debt (non-recourse) secured by $2.1 billion of real estate assets, with an average interest rate of 6.2% and 6.6% at December 31, 2008 and December 31, 2007, respectively, maturing through December 2023	1,436	1,423
Credit facility, including the $210 million term loan (e)	410	—
Other	87	88

Total debt (f)(g)	$5,952	$5,625

Percentage of fixed rate debt	88%	100%
Weighted average interest rate	5.8%	6.0%
Weighted average debt maturity	4.6 years	5.7 years

	Quarter ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Hotel Operating Statistics for All Properties (h)
Average daily rate	$198.84	$204.99	$196.70	$194.71
Average occupancy	66.6%	70.7%	71.4%	73.3%
RevPAR	$132.36	$144.96	$140.35	$142.81

(a)	Share prices are the closing price as reported by the New York Stock Exchange.
(b)	Amount reflects market price of a single $1,000 debenture as quoted by Bloomberg L.P.
(c)	On December 16, 2008, the Company declared a fourth quarter common dividend of $.05 per share and a fourth quarter preferred dividend of $.5546875 per share for its Class E cumulative redeemable preferred stock.
(d)

During the fourth quarter, the Company repurchased $100 million aggregate principal amount of its 3 1/4% Senior Exchangeable Debentures for approximately $82 million and recorded a gain on repurchase of approximately $18 million.

(e)	Currently, the Company has $400 million of available capacity under the revolver portion of the Credit Facility.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(f)	In accordance with GAAP, total debt includes the debt of entities that we consolidate, but do not own 100% of the interests, and excludes the debt of entities that we do not consolidate, but have a minority ownership interest and record our investment therein under the equity method of accounting. As of December 31, 2008, our minority partners’ share of consolidated debt is $68 million and our share of debt in unconsolidated investments is $356 million.
(g)	Total debt as of December 31, 2008 and December 31, 2007 includes net discounts of $10 million and $13 million, respectively.
(h)	The operating statistics reflect all consolidated properties as of December 31, 2008 and December 31, 2007, respectively, including the operations for two properties sold in 2008 and nine properties sold in 2007, prior to their disposition.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders

to Funds From Operations per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31, 2008			Quarter ended December 31, 2007
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income available to common stockholders	$119	523.3	$.23	$291	522.5	$.56
Adjustments:
Gains on dispositions, net of taxes	—	—	—	(25)	—	(.05)
Gain on insurance settlement (a)	—	—	—	(16)	—	(.03)
Amortization of deferred gains and other property transactions, net of taxes	(1)	—	—	(1)	—	—
Depreciation and amortization	191	—	.36	164	—	.31
Partnership adjustments	6	—	.01	10	—	.02
FFO of minority partners of Host LP (b)	(10)	—	(.02)	(14)	—	(.03)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.3	—	—	.7	—
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Senior Debentures (c)	(18)	—	(.03)	—	—	—
Assuming conversion of 2004 Exchangeable Senior Debentures outstanding (c)	6	28.8	(.02)	6	30.5	(.03)

FFO per diluted share (d)(e)	$293	552.4	$.53	$415	553.7	$.75

	Year ended December 31, 2008			Year ended December 31, 2007
	Income	Shares	Per Share Amount	Income	Shares	Per Share Amount
Net income available to common stockholders	$418	521.6	$.80	$718	522.1	$1.38
Adjustments:
Gains on dispositions, net of taxes	(23)	—	(.04)	(164)	—	(.31)
Gain on insurance settlement (a)	—	—	—	(22)	—	(.04)
Amortization of deferred gains and other property transactions, net of taxes	(4)	—	(.01)	(6)	—	(.01)
Depreciation and amortization	578	—	1.11	519	—	.99
Partnership adjustments	28	—	.05	30	—	.06
FFO of minority partners of Host LP (b)	(38)	—	(.07)	(37)	—	(.07)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	.4	—	—	.9	(.01)
Assuming deduction of gain recognized for the repurchase of 2004 Exchangeable Senior Debentures (c)	(18)	—	(.03)	—	—	—
Assuming conversion of 2004 Exchangeable Senior Debentures (c)	19	30.8	(.07)	19	30.5	(.08)

FFO per diluted share (d)(e)	$960	$552.8	$1.74	$1,057	553.5	$1.91

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders

to Funds From Operations per Common Share

(unaudited, in millions, except per share amounts)

(a)	Represents the gain during the period for the settlement of property insurance claims, including the gains that are included in discontinued operations related to hotels that we have sold.
(b)	Represents FFO attributable to the minority interests in Host LP.
(c)	During the fourth quarter of 2008, the Company repurchased $100 million aggregate principal amount of its 2004 Exchangeable Senior Debentures for $82 million. The adjustments to dilutive FFO related to the 2004 Exchangeable Senior Debentures for the full year 2008 consists of an add-back of $19 million of interest expense netted with the deduction of the $18 million gain, for a net increase to FFO of $1 million. For the fourth quarter, the adjustment to diluted FFO includes the deduction of the $18 million gain as well as the add-back of $6 million of interest expense, for a net deduction to FFO of $12 million.
(d)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, exchangeable debt securities and other minority interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.
(e)	FFO per diluted share was significantly affected by certain transactions. For further detail see “Schedule of Significant Transactions Affecting Earnings per Diluted Share and Funds From Operations per Diluted Share.”

HOST HOTELS & RESORTS, INC.

Schedule of Significant Transactions Affecting Earnings per Share

and Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended December 31, 2008		Quarter ended December 31, 2007
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Gain on hotel dispositions, net of taxes	$—	$—	$25	$—
Minority interest expense (a)	—	—	(1)	—

Total (b)	$—	$—	$24	$—

Diluted shares	—	—	554.9	553.7
Per diluted share	$—	$—	$.04	$—

	Year ended December 31, 2008		Year ended December 31, 2007
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Senior notes redemptions and debt prepayments (c)	$—	$—	$(46)	$(46)
Gain on hotel dispositions, net of taxes	23	—	164	—
Minority interest income (expense) (a)	(1)	—	(4)	2

Total (b)	$22	$—	$114	$(44)

Diluted shares	552.8	—	554.7	553.5
Per diluted share	$.04	$—	$.21	$(.08)

(a)	Represents the portion of the significant transactions attributable to minority partners in Host LP.
(b)	Net income of Host LP was also affected by the transactions discussed above, with the exception of the minority interest income (expense) item discussed in footnote (a). Accordingly, the total adjustments to the net income of Host LP were approximately $23 million and $118 million for the year ended 2008 and 2007, and $25 million for the fourth quarter ended 2007. The fourth quarter 2008 $18 million gain on the repurchase of the 2004 Debentures is not included in the above calculation as the Debentures are dilutive and, therefore, the gain has no effect on diluted earnings or FFO per share.
(c)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call or prepayment notice period, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with the prepayment or refinancing of senior notes and mortgages during the periods presented.

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Revenues
Rooms	$980	$1,078	$3,216	$3,293
Food and beverage	516	571	1,601	1,642
Other	112	113	353	356

Total hotel sales	1,608	1,762	5,170	5,291
Rental income	39	42	118	120

Total revenues	1,647	1,804	5,288	5,411

Expenses
Rooms	245	254	792	787
Food and beverage	373	401	1,171	1,192
Hotel departmental expenses	407	417	1,304	1,287
Management fees	74	98	247	269
Other property-level expenses	125	125	393	393
Depreciation and amortization	194	164	582	516
Corporate and other expenses	13	20	58	69
Gain on insurance settlement	—	(46)	(7)	(51)

Total operating costs and expenses	1,431	1,433	4,540	4,462

Operating profit	216	371	748	949
Interest income	7	10	20	37
Interest expense	(101)	(110)	(341)	(422)
Net gains on property transactions and other	—	1	2	6
Gain on foreign currency	1	—	1	—
Minority interest income/(expense)	2	(1)	(3)	(6)
Equity in earnings (losses) of affiliates	(13)	6	(10)	11

Income before income taxes	112	277	417	575
Provision for income taxes	14	1	3	(3)

Income from continuing operations	126	278	420	572
Income from discontinued operations (b)	—	26	25	181

Net income	126	304	445	753
Less: Distributions on preferred units	(3)	(3)	(9)	(9)

Net income available to common unitholders	$123	$301	$436	$744

Basic earnings per common unit:
Continuing operations	$.23	$.51	$.76	$1.04
Discontinued operations	—	.05	.05	.34

Basic earnings per common unit	$.23	$.56	$.81	$1.38

Diluted earnings per common unit:
Continuing operations	$.20	$.49	$.72	$1.01
Discontinued operations	—	.05	.04	.32

Diluted earnings per common unit	$.20	$.54	$.76	$1.33

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. When distinguishing between Host and Host LP, the primary difference is the partnership interests in Host LP held by outside partners, which is reflected as minority interest in Host’s consolidated balance sheets and minority interest expense in Host’s consolidated statements of operations. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.
(b)	Reflects the results of operations and gain on sale, net of the related income tax, for two properties sold in 2008 and nine properties sold in 2007.

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended December 31,		Year ended December 31,
	2008	2007	2008	2007
Net income	$126	$304	$445	$753
Interest expense	101	110	341	422
Depreciation and amortization	194	164	582	516
Income taxes	(14)	(1)	(3)	3
Discontinued operations (a)	—	1	1	4

EBITDA	407	578	1,366	1,698
Gains on dispositions	—	(24)	(24)	(163)
Amortization of deferred gains	(1)	(1)	(4)	(6)
Property insurance gains	—	(16)	—	(22)
Equity investment adjustments:
Equity in (earnings)/losses of affiliates	13	(6)	10	(11)
Pro rata EBITDA of equity investments	1	15	30	40
Consolidated partnership adjustments:
Minority interest expense	(2)	1	3	6
Pro rata EBITDA of minority partners	(4)	(7)	(16)	(21)

Adjusted EBITDA of Host LP	$414	$540	$1,365	$1,521

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2009 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2009 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$(138)	529.4	$(.26)
Adjustments:
Depreciation and amortization	595	—	1.12
Gain on dispositions, net of taxes	(34)	—	(.06)
Partnership adjustments	6	—	.01
FFO of minority partners of Host LP (b)	(11)	—	(.02)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.3	—

FFO per diluted share	$418	530.7	$.79

	High-end of Range
	Full Year 2009 Forecast
	Income	Shares	Per Share Amount
Forecast net income available to common stockholders	$(71)	529.4	$(.13)
Adjustments:
Depreciation and amortization	595	—	1.12
Gain on dispositions, net of taxes	(34)	—	(.07)
Partnership adjustments	8	—	.02
FFO of minority partners of Host LP (b)	(13)	—	(.03)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	1.3	—

FFO per diluted share	$485	530.7	$.91

(a)	The full year 2009 forecasts were based on the following assumptions:

•	Comparable hotel RevPAR will decrease 12% to 16% for the full year for the high and low ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will range from a decrease of 500 basis points to 580 basis points for the full year for the high and low ends of the forecasted range, respectively.

•

Beginning in 2009 (as reflected in our forecasted results) the Company will adopt the provisions under FASB Staff Position, APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” and will restate prior year earnings and FFO per diluted share. The implementation of the standard will increase the non-cash interest expense applied to the 2004 and 2007 Exchangeable Senior Debentures by approximately $30 million and will decrease earnings and FFO per diluted share by approximately $.04. For further detail, see the Company’s quarterly report on form 10-Q filed October 15, 2008.

•	We do not anticipate that any acquisitions will be made during 2009.

•	We expect to spend approximately $340 to $360 million on capital expenditures in 2009.

•	Fully diluted weighted average shares for FFO per diluted share and earnings per diluted share will be approximately 530.7 million for the full year.

The amounts shown in these forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2009. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will be materially different. Risks that may affect these assumptions and forecasts include the following:

•

the level of RevPAR and margin growth or decline may change significantly and, as noted previously, the current recession and volatility in the credit markets have created limited visibility for advance bookings for both transient and group business and accordingly, our ability to predict operating results for 2009;

•

the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions;

•	the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income;

•	the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income;

•	the number of shares of the Company’s common stock or Exchangeable Senior Debentures repurchased may change based on market conditions; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2009 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2009
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	5.1%	6.6%
Comparable hotel adjusted operating profit margin (c)	20.4%	21.2%

Comparable hotel sales
Room	$2,734	$2,864
Other	1,716	1,796

Comparable hotel sales (d)	4,450	4,660

Comparable hotel expenses
Rooms and other departmental costs	1,931	2,047
Management fees, ground rent and other costs	1,611	1,627

Comparable hotel expenses (e)	3,542	3,674

Comparable hotel adjusted operating profit	908	986
Non-comparable hotel results, net	(15)	(14)
Office buildings and select service properties, net	—	—
Depreciation and amortization	(597)	(597)
Corporate and other expenses	(70)	(70)

Operating profit	$226	$305

(a)	Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2009. We have assumed that 116 hotels will be classified as comparable as of December 31, 2009. No assurances can be made as to the hotels that will be in the comparable hotel set for 2009. Also, see the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2009.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted a decrease in margins of 500 basis points to 580 basis points under the 2008 comparable hotel adjusted operating profit margin of 26.2%. The forecasted decline in the comparable hotel adjusted operating profit margin includes two items which accounted for 50 basis points of the above decline. (1) The 2008 comparable hotel operating profit includes business interruption proceeds of approximately $5 million, net of expenses, received in 2008 for the New Orleans Marriott which had previously been non-comparable. We do not expect to receive any business interruption proceeds in 2009. (2) The Company will incur additional expenses in 2009 due to the treatment of the ground lease payments related to the New York Marriott Marquis. Since the renegotiation of the ground lease on the New York Marriott Marquis in 1998, the ground lease payments have reduced the deferred ground rent liability and, more recently, have been applied against the deferred purchase price of the land. As a result, there was no operating profit reduction for these payments. In 2009, a small portion of the payments will fully fund the deferred purchase price and the remainder of approximately $18 million will be deducted from operating profit.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2009
	Low-end of range	High-end of range
Revenues	$4,425	$4,636
Non-comparable hotel sales	66	65
Hotel sales for the property for which we record rental income, net	44	44
Rental income for office buildings and select service hotels	(85)	(85)

Comparable hotel sales	$4,450	$4,660

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2009 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2009
	Low-end of range	High-end of range
Operating costs and expenses	$4,199	$4,331
Non-comparable hotel expenses	51	51
Hotel expenses for the property for which we record rental income	44	44
Rent expense for office buildings and select service hotels	(85)	(85)
Depreciation and amortization	(597)	(597)
Corporate and other expenses	(70)	(70)

Comparable hotel expenses	$3,542	$3,674

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2009 Forecasts (a)

(unaudited, in millions)

	Full Year 2009
	Low-end of range	High-end of range
Net income	$(132)	$(64)
Interest expense	430	430
Depreciation and amortization	597	597
Income taxes	(30)	(18)

EBITDA	865	945
Gains on dispositions	(34)	(34)
Equity investment adjustments:
Equity in earnings of affiliates	5	5
Pro rata Adjusted EBITDA of equity investments	29	29
Consolidated partnership adjustments:
Minority interest expense	(1)	(1)
Pro rata Adjusted EBITDA of minority partners	(14)	(14)

Adjusted EBITDA of Host LP	$850	$930

(a)	See the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2009.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott but our fourth quarter ends on December 31 and our full year results, as reported in our consolidated statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the third quarter of 2008 ended on September 5, and the third quarter of 2007 ended on September 7, though both quarters reflect twelve weeks of operations. In contrast, the fourth quarter results for 2008 reflect 117 days of operations, while our fourth quarter results for 2007 reflect 115 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 41% of our hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are reported based on the reporting cycle used by Marriott for our Marriott-managed hotels. However, for years such as 2008, where Marriott reports its operations based on a 53-week year and a fourth quarter of 17 weeks, for comparative purposes, we exclude the extra week of operations and still reflect 52 weeks for the full year and 16 weeks for the fourth quarter. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year. This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results will typically differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•

Hotel results for the fourth quarter of 2008 reflect 16 weeks of operations for the period from September 6, 2008 to December 26, 2008 for our Marriott-managed hotels and results from September 1, 2008 to December 31, 2008 for operations of all other hotels which report results on a monthly basis.

•

Hotel results for the fourth quarter of 2007 reflect 16 weeks of operations for the period from September 8, 2007 to December 28, 2007 for our Marriott-managed hotels and results from September 1, 2007 to December 31, 2007 for operations of all other hotels which report results on a monthly basis.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•

Hotel results for full year 2008 reflect 52 weeks for the period from December 29, 2007 to December 26, 2008 for our Marriott-managed hotels and results from January 1, 2008 to December 31, 2008 for operations of all other hotels which report results on a monthly basis.

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Hotel results for full year 2007 reflect 52 weeks for the period from December 30, 2006 to December 28, 2007 for our Marriott-managed hotels and results from January 1, 2007 to December 31, 2007 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. Of the 117 hotels that we owned as of December 31, 2008, 115 hotels have been classified as comparable hotels. The operating results of the following hotels that we owned as of December 31, 2008 are excluded from comparable hotel results for these periods:

•	Atlanta Marriott Marquis (a two-year major renovation that was completed in June 2008); and

•	New Orleans Marriott (property damage and business interruption from Hurricane Katrina in August 2005).

The operating results of the two hotels we disposed of in 2008 and the nine hotels we disposed of in 2007 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share of Host, (ii) EBITDA of Host LP, (iii) Adjusted EBITDA of Host LP and (iv) Comparable Hotel Operating Results of Host. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate

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Notes to Financial Information

depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

As of December 31, 2008, Host owns approximately 97% of the partnership interest of Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, the Adjusted EBITDA of Host LP is presented because we believe it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

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Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition of assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

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Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because it includes our pro-rata portion of depreciation, amortization and interest expense. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this more accurately reflects the performance of our investment. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

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Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because it includes our minority partners’ pro-rata portion of depreciation, amortization and interest expense. We deduct the minority partners’ pro rata share of the Adjusted EBITDA of our

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Notes to Financial Information

consolidated partnerships as we believe this more accurately reflects the minority owners’ interest in our consolidated partnerships. The pro rata Adjusted EBITDA of minority partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the minority partners’ positions in the partnership or joint venture.

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Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

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Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

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Notes to Financial Information

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.